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Exhibit 21







Subsidiaries of the Registrant:



         Buzzard Power Corporation

         Incorporated in Delaware December 12, 1990



         Sunnyside Power Corporation

         Incorporated in Utah September 21, 1987



         Kaiser Power of Sunnyside, Inc.

         Incorporated in Delaware March 26, 1986



         Kaiser Systems, Inc.

         Incorporated in Delaware March 26, 1986



         Milesburg Energy, Inc.

         Incorporated in Pennsylvania September 30, 1986



         Coal Dynamics Corporation

         Incorporated in Pennsylvania March 21, 1986